                                                                    Exhibit 23.3

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation in this Registration Statement of Radio One, Inc. and Subsidiaries of our report dated February 1, 1999 relating to the Consolidated Financial Statements of Blue Chip Broadcasting Company and subsidiary as of and for the year ended December 31, 1998, which appears in the Current Report on Form 8-K of Radio One, Inc. dated April 9, 2001.


/s/ Clark, Schaefer, Hackett & Co.

Cincinnati, Ohio
July 20, 2001